Exhibit 10.4

FORM OF

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

EBAY INC.

AND

PAYPAL HOLDINGS, INC.

DATED AS OF [●], 2015

-i-

-ii-

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of [●], 2015 (this “Agreement”), is by and between eBay Inc., a Delaware corporation (“eBay”), and PayPal Holdings, Inc., a Delaware corporation (“PayPal”).

R E C I T A L S:

WHEREAS, the board of directors of eBay (the “eBay Board”) has determined that it is in the best interests of eBay and its shareholders to create a new publicly traded company that shall operate the PayPal Business (as defined below);

WHEREAS, in furtherance of the foregoing, the eBay Board has determined that it is appropriate and desirable to separate the PayPal Business from the eBay Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis, to holders of eBay Shares on the Record Date of all the outstanding PayPal Shares owned by eBay (the “Distribution”);

WHEREAS, in order to effectuate the Separation and Distribution, eBay and PayPal have entered into a Separation and Distribution Agreement, dated as of [●], 2015 (the “Separation and Distribution Agreement”); and

WHEREAS, in addition to the matters addressed by the Separation and Distribution Agreement, the Parties desire to enter into this Agreement to set forth the terms and conditions of certain employment, compensation and benefit matters that have been agreed by the Parties in connection with the Separation.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to them in the Separation and Distribution Agreement.

“Action” shall have the meaning set forth in the Separation and Distribution Agreement.

“Affiliate” shall have the meaning set forth in the Separation and Distribution Agreement.

“Agreement” shall have the meaning set forth in the preamble to this Agreement and shall include all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 9.17.

“Ancillary Agreement” shall have the meaning set forth in the Separation and Distribution Agreement.

“Assets” shall have the meaning set forth in the Separation and Distribution Agreement.

“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites, fringe benefits or compensation of any nature from an employer to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including cash or deferred arrangement plans, profit sharing plans, pension plans, thrift plans, supplemental pension plans and health and welfare plans, stock option, stock purchase, restricted stock, restricted stock units, deferred stock award and other equity and/or equity-based compensation plans and contracts, commitments and arrangements providing for terms of employment, severance benefits, change of control protections or benefits, travel and accident, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, travel reimbursement, paid time off, sick, personal or bereavement days, leaves of absences and holidays and sabbatical leave; provided, however, the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, government-sponsored retirement plans, unemployment or any similar plans, programs or policies or Individual Agreements.

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Code” shall have the meaning set forth in the Separation and Distribution Agreement.

“Continuing eBay Director” shall mean each member of the eBay Board, as of the Effective Time, who continues to serve on the eBay Board immediately after the Effective Time.

“Distribution” shall have the meaning set forth in the recitals to this Agreement.

“Distribution Date” shall have the meaning set forth in the Separation and Distribution Agreement.

“eBay” shall have the meaning set forth in the preamble to this Agreement.

“eBay 401(k) Plan” shall mean the eBay Inc. 401(k) Savings Plan, as amended and restated effective January 1, 2015.

“eBay 401(k) Trust” shall have the meaning set forth in Section 5.01(b).

“eBay Benefit Plan” shall mean any Benefit Plan established, sponsored or maintained by eBay or any of its Subsidiaries immediately prior to the Effective Time, excluding any PayPal Benefit Plan.

“eBay Board” shall have the meaning set forth in the recitals to this Agreement.

“eBay Business” shall have the meaning set forth in the Separation and Distribution Agreement.

“eBay Change of Control” shall have the meaning set forth in Section 4.02(g).

“eBay Compensation Committee” shall mean the Compensation Committee of the eBay Board.

“eBay Deferred Compensation Plan” shall mean the eBay Inc. Deferred Compensation Plan, effective January 1, 2008.

“eBay Equity Plan” shall mean any equity compensation plan sponsored or maintained by eBay immediately prior to the Effective Time, including the eBay Inc. 2008 Equity Incentive Award Plan, eBay Inc. 2003 Deferred Stock Unit Plan, eBay Inc. 2001 Equity Incentive Plan eBay Inc. 1999 Global Equity Incentive Plan eBay Inc. 1998 Directors Stock Option Plan, eBay Inc. 1998 Equity Incentive Plan, Braintree, Inc. 2011 Equity Incentive Plan, Bill Me Later 2000 Stock Incentive Plan, NPX Technologies LTD Amended and Restated 2005 Share Option Plan, CyberActive Security LTD. 2014 Israeli Employee Share Option Plan, Paydiant, Inc. 2011 Stock Option and Grant Plan, Paydiant Inc. Stock Restriction Agreements, GSI Commerce, Inc. 2005 Equity Incentive Plan, GSI Commerce, Inc. 2010 Equity Incentive Plan, Hunch Inc. 2007 Stock Plan, Magento, Inc. 2010 Equity Incentive Plan, SHUTL Limited Enterprise Management Incentive Scheme, StubHub, Inc. 2000 Stock Plan, Venmo Inc. 2010 Equity Compensation Plan, uLocate Communications, Inc. 2003 Stock Option and Incentive Plan, and Zong S.A. Equity Incentive Plan.

“eBay Fringe Benefit Plans” shall mean the eBay fringe benefit plans as in effect immediately prior to the Effective Time and listed on Schedule 1.01(a).

“eBay Group” shall have the meaning set forth in the Separation and Distribution Agreement.

“eBay Group Employees” shall have the meaning set forth in Section 3.01(a).

“eBay HSA” shall have the meaning set forth in Section 7.01(c).

“eBay Incentive Plans” shall mean the eBay Incentive Plan and any other non-equity based incentive plan maintained by eBay as in effect immediately prior to the Effective Time and listed on Schedule 1.01(a).

“eBay IP” shall have the meaning set forth in the Separation and Distribution Agreement.

“eBay Liability” shall have the meaning set forth in the Separation and Distribution Agreement.

“eBay Non-U.S. Retirement Plan” means an eBay Benefit Plan, the primary purpose of which is to provide retirement benefits to eBay Group Employees and/or Former eBay Group Employees who are or were employed by a non-U.S. Subsidiary of eBay.

“eBay Sabbatical Plans” shall mean the eBay Inc. Sabbatical Plan, as amended and restated effective December 1, 2014, and any other sabbatical policies or programs maintained by eBay outside of the United States, as applicable, as in effect immediately prior to the Effective Time and listed on Schedule 1.01(b).

“eBay Sabbatical Trusts” shall mean the eBay Inc. Sabbatical Plan Trust Agreement effective June 1, 2005, and any other trusts or other funding arrangements maintained for the benefit of any eBay Sabbatical Plans outside of the United States, as applicable, as in effect immediately prior to the Effective Time and listed on Schedule 1.01(b).

“eBay Welfare Plan” shall mean any Welfare Plan established, sponsored, maintained or contributed to by eBay or any of its Subsidiaries for the benefit of Employees or Former Employees, including each Welfare Plan listed on Schedule 1.01(b) but excluding any PayPal Welfare Plan.

“Effective Time” shall have the meaning set forth in the Separation and Distribution Agreement.

“Employee” shall mean any eBay Group Employee or PayPal Group Employee.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Exchange Act” shall have the meaning set forth in the Separation and Distribution Agreement.

“Force Majeure” shall have the meaning set forth in the Separation and Distribution Agreement.

“Former eBay Group Employee” shall mean any individual who is a former employee of the eBay Group as of the Effective Time and who is not a Former PayPal Group Employee.

“Former Employees” shall mean Former eBay Group Employees and Former PayPal Group Employees.

“Former PayPal Group Employee” shall mean (i) any individual identified as a Former PayPal Group Employee on the list previously prepared by eBay, and (ii) any individual who is a former employee of eBay or any of its Subsidiaries or former Subsidiaries as of the Effective Time, in each case, whose most recent employment with eBay was with a member of the PayPal Group or the PayPal Business.

“Governmental Authority” shall have the meaning set forth in the Separation and Distribution Agreement.

“HIPAA” shall mean the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“Individual Agreement” shall mean any individual (i) offer letter or employment contract, (ii) retention, severance or change of control agreement, (iii) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country), (iv) proprietary information and/or inventions agreement or (v) any agreement containing restrictive covenants (including confidentiality, intellectual property assignment, license, waiver and disclosure provisions, non-competition and non-solicitation provisions) between a member of the eBay Group or PayPal Group and a PayPal Group Employee or any Former PayPal Group Employee, or between a member of the eBay Group or PayPal Group and an eBay Group Employee or any Former eBay Group Employee, as applicable, as in effect immediately prior to the Effective Time.

“Intellectual Property Matters Agreement” shall have the meaning set forth in the Separation and Distribution Agreement.

“Intellectual Property Rights” shall have the meaning set forth in the Separation and Distribution Agreement.

“IRS” shall mean the United States Internal Revenue Service.

“Law” shall have the meaning set forth in the Separation and Distribution Agreement.

“Liabilities” shall have the meaning set forth in the Separation and Distribution Agreement.

“NASDAQ” shall have the meaning set forth in the Separation and Distribution Agreement.

“Non-U.S. eBay Benefit Plan” shall mean an eBay Benefit Plan established, maintained, or contributed to by a member of the eBay Group that is primarily for the benefit of eBay Group Employees who are or were employed by a non-U.S. Subsidiary of eBay.

“Non-U.S. PayPal Benefit Plan” shall mean a PayPal Benefit Plan established, maintained, or contributed to by a member of the PayPal Group that is primarily for the benefit of PayPal Group Employees who are or were employed by a non-U.S. Subsidiary of PayPal or eBay.

“Offering Period” shall have the meaning set forth in the eBay ESPP or PayPal ESPP, as the context requires.

“Party” shall mean a party to this Agreement.

“PayPal” shall have the meaning set forth in the preamble to this Agreement.

“PayPal 401(k) Plan” shall mean the PayPal 401(k) Savings Plan, to be adopted by PayPal prior to or on the Distribution as described in Section 5.01.

“PayPal 401(k) Trust” shall have the meaning set forth in Section 5.01(a).

“PayPal Benefit Plan” shall mean any Benefit Plan established, sponsored, maintained or contributed to by a member of the PayPal Group as of or after the Effective Time.

“PayPal Board” shall mean the Board of Directors of PayPal.

“PayPal Business” shall have the meaning set forth in the Separation and Distribution Agreement.

“PayPal Change of Control” shall have the meaning set forth in Section 4.02(g).

“PayPal Compensation Committee” shall mean the Compensation Committee of the PayPal Board.

“PayPal Deferred Compensation Plan” shall mean a PayPal Deferred Compensation Plan established pursuant to Section 6.01.

“PayPal Designees” shall have the meaning set forth in the Separation and Distribution Agreement.

“PayPal Fringe Benefit Plans” shall mean the PayPal fringe benefit plans to be established by PayPal pursuant to Section 7.9.

“PayPal Group” shall have the meaning set forth in the Separation and Distribution Agreement.

“PayPal Group Employees” shall have the meaning set forth in Section 3.01(a).

“PayPal HSA” shall have the meaning set forth in Section 7.01(c).

“PayPal Incentive Plans” shall mean the PayPal Incentive Plans established pursuant to Section 4.04(a).

“PayPal IP” shall have the meaning set forth in the Separation and Distribution Agreement.

“PayPal Liabilities” shall have the meaning set forth in the Separation and Distribution Agreement.

“PayPal Non-U.S. Retirement Plan” means a PayPal Benefit Plan, the primary purpose of which is to provide retirement benefits to PayPal Group Employees and/or Former PayPal Group Employees who are or were employed by a non-U.S. Subsidiary of PayPal or eBay.

“PayPal Sabbatical Plans” shall mean the PayPal Sabbatical Plans established by PayPal pursuant to Section 7.05.

“PayPal Sabbatical Trusts” shall mean the Sabbatical Trusts established by PayPal pursuant to Section 7.05.

“PayPal Welfare Plans” shall mean the Welfare Plans established, sponsored, maintained or contributed to by any member of the PayPal Group for the benefit of PayPal Group Employees and Former PayPal Group Employees.

“Person” shall have the meaning set forth in the Separation and Distribution Agreement.

“QDRO” shall mean a qualified domestic relations order within the meaning of Section 206(d) of ERISA and Section 414(p) of the Code.

“Qualification Requirements” shall mean, in the aggregate, the tax qualification requirements of Section 401(a) of the Code, the tax exemption requirements of Section 501(a) of the Code, and the requirements described in Sections 401(k) and 401(m) of the Code in respect of a plan intended to meet such requirements.

“Record Date” shall have the meaning set forth in the Separation and Distribution Agreement.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Separation” shall have the meaning set forth in the recitals to this Agreement.

“Separation and Distribution Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Subsidiary” shall have the meaning set forth in the Separation and Distribution Agreement.

“Third Party” shall have the meaning set forth in the Separation and Distribution Agreement.

“Transferred Account Balances” shall have the meaning set forth in Section 7.01(d).

“Transferring Director” shall mean each member of the PayPal Board, as of the Effective Time, who served on the eBay Board immediately prior to the Effective Time.

“Transitioning eBay Group Employee” shall mean an eBay Group Employee covered under the Transition Success and Retention Program, whose last date of employment with the eBay Group is the Distribution Date, and who is not becoming a PayPal Group Employee upon the Separation.

“Transition Services Agreement” shall have the meaning set forth in the Separation and Distribution Agreement.

“Transition Success and Retention Program” shall mean the Transition Success and Retention Program adopted by the eBay Board on December 15, 2014.

“U.S.” shall mean the United States of America.

“Welfare Plan” shall mean any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, mental health and substance abuse), disability benefits, or life, accidental death and dismemberment, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time-off programs, contribution funding toward a health savings account, flexible spending accounts or severance.

Section 1.02. Interpretation. Section 10.16 of the Separation and Distribution Agreement is hereby incorporated by reference.

ARTICLE II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01. General Principles.

(a) Acceptance and Assumption of PayPal Liabilities. On or prior to the Effective Time, but in any case prior to the Distribution, and except as expressly set forth in this Agreement, PayPal and the applicable PayPal Designees shall accept, assume and agree to faithfully perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a PayPal Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by eBay’s or PayPal’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the eBay Group or the PayPal Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the eBay Group or the PayPal Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), equity compensation (as the same may be modified by this Agreement), commissions, bonuses and any other employee compensation or benefits payable, provided or made available to or on behalf of any PayPal Group Employees and Former PayPal Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims made by or with respect to any PayPal Group Employees or Former PayPal Group Employees in connection with any Benefit Plan obligations not retained or assumed by any member of the eBay Group pursuant to this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement or as otherwise provided in section 7.01(e); and

(iii) any and all Liabilities expressly assumed or retained by any member of the PayPal Group pursuant to this Agreement.

(b) Acceptance and Assumption of eBay Liabilities. On or prior to the Effective Time, but in any case prior to the Distribution and except as set forth in this Agreement, eBay and certain members of the eBay Group designated by eBay shall accept, assume and agree to faithfully perform, discharge and fulfill all of the following Liabilities held by PayPal or any PayPal Designee and eBay and the applicable members of the eBay Group shall be responsible for such Liabilities in accordance with their respective terms (each of which shall be considered an eBay Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by eBay’s or PayPal’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the eBay Group or the PayPal Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the eBay Group or the PayPal Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), equity compensation (as the same may be modified by this Agreement), commissions, bonuses and any other employee compensation or benefits payable, provided or made available to or on behalf of any eBay Group Employees and Former eBay Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims made by or with respect to any eBay Group Employees or Former eBay Group Employees in connection with any Benefit Plan obligations not retained or assumed by any member of the PayPal Group pursuant to this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement; and

(iii) any and all Liabilities expressly assumed or retained by any member of the eBay Group pursuant to this Agreement.

(c) Unaddressed Liabilities. To the extent that this Agreement does not address particular Liabilities under any Benefit Plan or with respect to any Employees and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

(d) Fiduciary Liability Insurance. Treatment of claims covered by fiduciary liability insurance shall be governed by Section 5.1 of the Separation and Distribution Agreement.

Section 2.02. Service Credit. The PayPal Benefit Plans shall, and PayPal shall cause each member of the PayPal Group to, recognize each PayPal Group Employee’s and each Former

PayPal Group Employee’s full service with eBay or any of its Subsidiaries or predecessor entities at or before the Effective Time, to the same extent that such service was recognized by eBay for similar purposes prior to the Effective Time as if such full service had been performed for a member of the PayPal Group, for purposes of eligibility, vesting and determination of level of benefits under any such PayPal Benefit Plan but only with respect to those PayPal Benefit Plans in existence immediately following the Effective Time.

Section 2.03. Benefit Plans.

(a) Establishment of Benefit Plans. Except as otherwise specified herein, before the Effective Time, PayPal shall, or shall cause an applicable member of the PayPal Group to, adopt Benefit Plans (and related trusts and other funding instruments, if applicable), which through December 31, 2015 shall have substantially the same terms as of immediately prior to the Effective Time (or such other standard as is specified in this Agreement with respect to any particular Benefit Plan) to those of the corresponding eBay Benefit Plans, including in particular those listed on Schedule 2.03(a); provided, however, that PayPal may limit participation in any such PayPal Benefit Plan to PayPal Group Employees and Former PayPal Group Employees who participated in the corresponding eBay Benefit Plan immediately prior to the Effective Time. Notwithstanding the foregoing, PayPal may make such changes, modifications or amendments to the PayPal Benefit Plans as may be required by applicable Law or as are necessary and appropriate to reflect the Separation or vendor limitations.

(b) Benefit Plans Not Required to Be Adopted. Notwithstanding Section 2.03(a) above, PayPal shall not be required to adopt any Benefit Plan (or related trust, if applicable) (i) to the extent that such adoption would not be permitted under applicable Law, regulation, practice, or vendor limitations, (ii) if the parties agree that such Benefit Plan should not be so adopted by PayPal, or (iii) if such Benefit Plan is listed on Schedule 2.03(b). With respect to any eBay Benefit Plan not listed on Schedule 2.03(a) and Schedule 2.03(b), the parties shall agree in good faith on the treatment of such plan taking into account the handling of any comparable plan under this Agreement.

(c) Information and Operation. eBay shall, subject to and in compliance with applicable Law, provide PayPal with information describing each eBay Benefit Plan election made by a PayPal Group Employee, Former PayPal Group Employee and (with respect to any fees payable after the Effective Time), any Continuing eBay Director or Transferring Director, that may have application to PayPal Benefit Plans from and after the Effective Time, and PayPal shall use its commercially reasonable efforts to administer the PayPal Benefit Plans using those elections; and, further, to the extent necessary in order for eBay to administer any eBay Benefit Plan, PayPal shall provide eBay with such same information. Each Party shall, upon reasonable request, provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information reasonably necessary to the other Party’s operation or administration of its Benefit Plans.

(d) No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement, (i) no participant in any PayPal Benefit Plan shall receive service credit or benefits to the extent that receipt of such service credit or benefits would result in duplication of benefits provided to such participant by the corresponding eBay Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the eBay Group and (ii) no participant in any eBay Benefit Plan shall receive service credit or benefits to the extent receipt of such service credit or benefits would result in duplication of benefits provided to such participant in the corresponding PayPal Benefit Plan or any other plan, program or agreement sponsored or maintained by a member of the PayPal Group. Furthermore, unless expressly provided for in this Agreement, the Separation and Distribution Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements under any Benefit Plan sponsored or maintained by a member of the eBay Group or member of the PayPal Group on the part of any Employee or Former Employee, including in connection with the termination of employment.

(e) No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by eBay and PayPal, as required by applicable Law, or as explicitly set forth in a PayPal Benefit Plan, a PayPal Group Employee or Former PayPal Group Employee shall be entitled to participate in the PayPal Benefit Plans at the Effective Time only to the extent that such PayPal Group Employee or Former PayPal Group Employee was entitled to participate in the corresponding eBay Benefit Plan as in effect immediately prior to the Effective Time (to the extent that such PayPal Group Employee or Former PayPal Group Employee does not participate in the respective PayPal Benefit Plan immediately prior to the Effective Time), it being understood that this Agreement does not expand (i) the number of PayPal Group Employees or Former PayPal Group Employees entitled to participate in any PayPal Benefit Plan or (ii) the participation rights of PayPal Group Employees or Former PayPal Group Employees in any PayPal Benefit Plans beyond the rights of such PayPal Group Employees or Former PayPal Group Employees under the corresponding eBay Benefit Plans, in each case, after the Effective Time. Unless otherwise expressly provided by this Agreement or otherwise agreed by the Parties, as of the Effective Time, a PayPal Group Employee or Former PayPal Group Employee shall not be a participant in an eBay Benefit Plan.

(f) Transition Services. The Parties acknowledge that eBay Group and PayPal Group may (i) agree that eBay Group may provide certain PayPal Benefit Plan administration for a period of time after the Distribution Date and (ii) share certain tools and programs relating to human resource functions as specified under the Transition Services Agreement and, if required by HIPAA or other applicable privacy laws, shall enter into any applicable business associate agreement with respect to such arrangement.

(g) Beneficiaries. References to eBay Group Employees, Former eBay Group Employees, PayPal Group Employees, Former PayPal Group Employees, and non-employee directors of either eBay or PayPal (including Transferring Directors), shall be deemed to include reference to their beneficiaries, dependents, survivors and alternate payees, as applicable.

(h) Non-U.S. Benefit Plan. Prior to the Distribution Date, the PayPal Group shall, subject to and in compliance with applicable Law, except as otherwise mutually agreed upon by the parties or as otherwise provided in Section 2.03(b), adopt the Non-U.S. PayPal Benefit Plans, with terms comparable to those of the corresponding Non-U.S. eBay Benefit Plans through December 31, 2015 or undertake negotiations to this extent within the mandatory time periods provided by applicable Law, as applicable; provided, however, that PayPal may limit participation in any Non-U.S. PayPal Benefit Plan to PayPal Group Employees who participated in the corresponding Non-U.S. eBay Benefit Plan immediately prior to the Distribution Date except where such differentiation is prohibited by applicable Law.

Section 2.04. Individual Agreements.

(a) Assignment by eBay. To the extent necessary, eBay shall assign, or cause an applicable member of the eBay Group to assign, to PayPal or another member of the PayPal Group, as designated by PayPal, all Individual Agreements between such member of the eBay Group and any PayPal Group Employee or Former PayPal Group Employee, with such assignment to be effective as of the Effective Time; provided, however, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Effective Time, each member of the PayPal Group shall be considered to be a successor to each member of the eBay Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the PayPal Group shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary and the right to enforce any such agreement), with respect to the business operations of the PayPal Group; provided, further, that in no event shall eBay be permitted to enforce any Individual Agreement (including any agreement containing non-competition or non-solicitation covenants) against a PayPal Group Employee or Former PayPal Group Employee for action taken in such individual’s capacity as a PayPal Group Employee or Former PayPal Group Employee unless the Parties mutually agree that such action is commercially reasonable under the circumstances as they exist at such time.

(b) Assumption by PayPal. Effective as of the Effective Time, PayPal will assume and honor, or will cause a member of the PayPal Group to assume and honor, any Individual Agreement to which any PayPal Group Employee or Former PayPal Group Employee is a party with any member of the eBay Group, and all obligations and responsibilities of the applicable member of the eBay Group thereunder.

(c) Residual Intellectual Property Rights under any Individual Agreement. Effective as of the Effective Time, notwithstanding the fact that any Individual Agreement that contains covenants regarding Intellectual Property Rights with respect to both eBay IP and PayPal IP may be retained or assumed by either a member of the eBay Group or the PayPal Group, as applicable, the party that is not retaining or assuming any such Individual Agreement shall nevertheless retain all rights and benefits under such agreement with respect to its Intellectual Property Rights, including the right to enforce any such covenants.

Section 2.05. Collective Bargaining. Effective no later than immediately prior to the Effective Time, to the extent necessary under and permitted by applicable Law, PayPal shall, in compliance with applicable Law, cause the appropriate member of the PayPal Group to (a) assume all collective bargaining agreements (including any national, sector or local collective bargaining agreement), works council and other similar labor relations agreements and arrangements that cover PayPal Group Employees and/or Former PayPal Group Employees, and all Liabilities arising under any such collective bargaining, works council and other similar labor relations agreements and arrangements, and (b) join any industrial, employer or similar association or federation if membership is required for such relevant collective bargaining, works council and other similar labor relations agreement or arrangement to continue to apply and cover the relevant PayPal Group Employees and Former PayPal Group Employees, as applicable.

Section 2.06. Non-U.S. Regulatory Compliance. The Parties shall have the authority to adjust the treatment described in this Agreement, including the treatment under any Benefit Plan, with respect to PayPal Group Employees and/or Former PayPal Group Employees who are located outside of the United States in order to ensure compliance with the applicable Laws of countries outside of the United States or to preserve the tax benefits provided under local tax Law before the Distribution or as are necessary and appropriate to reflect the Separation or vendor limitations.

ARTICLE III

ASSIGNMENT OF EMPLOYEES

Section 3.01. Employees.

(a) Assignment and Transfer of Employees. Effective no later than immediately prior to the Effective Time and except as otherwise agreed by the Parties, (i) the applicable member of the Parties shall have taken such actions as are necessary to ensure to the extent possible that each individual who is intended to be an employee of the PayPal Group as of immediately after the Effective Time (including any such individual who is not actively working as of the Effective Time as a result of an illness, injury or leave of absence (including due to a short-term or long-term disability) approved by the eBay Human Resources department or otherwise taken in accordance with applicable Law) (collectively, the “PayPal Group Employees”) is employed by a member of the PayPal Group as of immediately after the Effective Time, on terms and conditions of employment which are substantially comparable to the terms of employment governing such individuals prior to their assignment and (ii) the Parties shall have taken such actions as are necessary to ensure to the extent possible that each individual who is intended to be an employee of the eBay Group as of immediately after the Effective Time (including any such individual who is not actively working as of the Effective Time as a result of an illness, injury or leave of absence (including due to a short-term or long-term disability) approved by the eBay Human Resources department or otherwise taken in accordance with applicable Law) and any other individual employed by the eBay Group as of the Effective Time who is not a PayPal Group Employee (collectively, the “eBay Group Employees”) is employed by a member of the eBay Group as of immediately after the Effective Time, on terms and conditions of employment which are substantially comparable to the terms of employment governing such individuals prior to their assignment. Each of the Parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or to comply with applicable Law in relation to the automatic transfer of the employment of applicable Employees including, but not limited to, any transfer pursuant to any regulation or other legislation that has implemented the Acquired Rights Directive 2001. To the extent applicable, independent contractors shall also be allocated between the PayPal Group and the eBay Group by the Parties taking such actions as are necessary to ensure that each individual who is intended to be an independent contractor of either Party or both Parties immediately after the Effective Time is an independent contractor of either Party or both Parties as applicable.

(b) At-Will Status. Nothing in this Agreement shall create any obligation to any Employee on the part of any member of the eBay Group or any member of the PayPal Group to

(i) continue the employment of any Employee or permit the return from a leave of absence for any period after the date of this Agreement (except as required by applicable Law) or (ii) change the employment status of any Employee from “at-will,” to the extent that such Employee is an “at-will” employee under applicable Law.

(c) Severance. Except as required by applicable Law the Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.01 shall not be deemed an involuntary termination of employment entitling any PayPal Group Employee or eBay Group Employee to severance payments or benefits, provided that any severance payments or benefits that become payable notwithstanding the intent of the Parties shall be subject to Section 7.04.

(d) Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Separation, Distribution nor any transaction contemplated by this Agreement, the Separation and Distribution Agreement or any other Ancillary Agreement shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan sponsored or maintained by any member of the eBay Group or member of the PayPal Group.

(e) Payroll and Related Taxes. Except as otherwise agreed by the Parties, for purposes of payroll taxes with respect to PayPal Group Employees or group of PayPal Group Employees, the Parties and their respective Affiliates agree to implement this treatment by utilizing solely Section 4 of Revenue Procedure 2004-53, STANDARD PROCEDURE FOR PREDECESSORS AND SUCCESSORS.

(f) Information and Consultation. The Parties shall comply, or shall cause their respective Affiliates to comply, with any obligations to inform, consult with, negotiate and/or obtain the consent of, or formal rendering of advice from, all applicable labor or trade unions, works councils and any other employee representative bodies and shall make any notifications necessary as a result of the Separation, Distribution or any of the transactions contemplated by this Agreement, as required by applicable Law or any written agreement.

ARTICLE IV

EQUITY, INCENTIVE AND EXECUTIVE COMPENSATION

Section 4.01. Generally; Definitions.

(a) Generally. Each eBay Equity Award that is outstanding as of immediately prior to the Effective Time shall be adjusted as described below; provided, however, that, effective immediately prior to the Effective Time, the eBay Compensation Committee may provide for different adjustments with respect to some or all eBay Equity Awards to the extent that the eBay Compensation Committee deems such adjustments necessary and appropriate and in accordance with the terms of the applicable eBay Equity Plan. Any adjustments made by the eBay Compensation Committee pursuant to the foregoing sentence shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the Parties and their respective Affiliates. Before the Effective Time, the PayPal Equity Plan shall be established, with such terms as are necessary to permit the implementation of the provisions of Section 4.02.

(b) Definitions. For ease of reference, the following additional terms as used in this Agreement (and specifically this Article IV) shall have the meanings set forth below.

“Distributed PayPal Stock Value” shall mean the product obtained by multiplying (x) the Post-Spin PayPal Stock Value by (y) the Distribution Ratio.

“Distribution Ratio” shall have the meaning set forth in the Separation and Distribution Agreement.

“eBay Equity Awards” shall mean, collectively, eBay Options, eBay RSU Awards, eBay Restricted Stock Awards, eBay PSU Awards, eBay DSU Awards, eBay PBRSU Awards and GSI LTIP Awards.

“eBay DSU Award” shall mean a deferred stock unit award, granted pursuant to the eBay Equity Plan, that is outstanding immediately prior to the Effective Time.

“eBay ESPP” shall mean the eBay Inc. Employee Stock Purchase Plan, effective November 1, 2012 and any sub-plan maintained outside of the U.S.

“eBay ESPP Option” shall mean an option granted pursuant to the eBay ESPP, that is outstanding prior to the Effective Time.

“eBay Option” shall mean an option to purchase eBay Shares granted pursuant to an eBay Equity Plan that is outstanding as of immediately prior to the Effective Time.

“eBay Option Exercise Price Ratio” shall mean, with respect to an eBay Option or eBay ESPP Option, as applicable, the quotient obtained by dividing (x) the per share exercise price of such eBay Option or eBay ESPP Option, as applicable, immediately prior to the Effective Time, by (y) the Pre-Spin eBay Stock Value.

“eBay PBRSU Award” shall mean a performance-based restricted stock unit award, which, for accounting purposes, has been deemed granted and outstanding as of immediately prior to the Effective Time.

“eBay PSU Award” shall mean a performance stock unit award, granted pursuant to an eBay Equity Plan, that is outstanding immediately prior to the Effective Time.

“eBay Restricted Stock Award” shall mean a restricted stock award, granted pursuant to an eBay Equity Plan, that is outstanding as of immediately prior to the Effective Time, which does not otherwise become vested solely by virtue of the Distribution.

“eBay Retained Award Conversion Ratio” shall mean the quotient obtained by dividing (x) the Pre-Spin eBay Stock Value, by (y) the Post-Spin eBay Stock Value.

“eBay RSU Award” shall mean a restricted stock unit award, granted pursuant to an eBay Equity Plan, that is outstanding as of immediately prior to the Effective Time, which is not otherwise accelerated solely by virtue of the Distribution.

“eBay Shares” shall have the meaning set forth in the Separation and Distribution Agreement.

“eBay Stock Value Ratio” shall mean the quotient obtained by dividing (x) the Pre-Spin eBay Stock Value by (y) the sum of (1) the Distributed PayPal Stock Value and (2) the Post-Spin eBay Stock Value.

“GSI LTIP Award” shall mean a performance-based long-term incentive award, payable in shares or cash, under the applicable eBay Equity Plan.

“PayPal DSU Award” shall mean a deferred stock unit award issued under the PayPal Equity Plan, in respect of a corresponding eBay DSU Award that has been assumed by PayPal in accordance with Section 4.02(e).

“PayPal Equity Award Conversion Ratio” shall mean the quotient obtained by dividing (x) the Pre-Spin eBay Stock Value, by (y) the Post-Spin PayPal Stock Value.

“PayPal Equity Awards” shall mean, collectively, PayPal Options, PayPal RSU Awards, PayPal PBRSU Awards, PayPal PSU Awards, PayPal Restricted Stock Awards, PayPal DSU Awards and PayPal-GSI LTIP Awards.

“PayPal Equity Plan” shall mean the PayPal 2015 Equity Incentive Plan, to be adopted by PayPal prior to the Distribution Date as described in Section 4.01.

“PayPal ESPP” shall mean the PayPal Employee Stock Purchase Plan, to be adopted by PayPal prior to the Distribution Date as described in Section 4.03.

“PayPal ESPP Option” shall mean an option to purchase PayPal Shares issued under the PayPal ESPP in respect of a corresponding eBay ESPP Option that has been assumed by PayPal in accordance with Section 4.03.

“PayPal GSI LTIP Award” shall mean an award issued under the PayPal Equity Plan in respect of the corresponding GSI LTIP Award that has been assumed by PayPal in accordance with Section 4.02(f).

“PayPal Option” shall mean an option to purchase PayPal Shares issued under the PayPal Equity Plan in respect of a corresponding eBay Option that has been assumed by PayPal in accordance with Section 4.02(a).

“PayPal PBRSU Award” shall mean a performance base restricted stock unit award issued under the PayPal Equity Plan, in respect of a corresponding eBay PBRSU Award that has been assumed by PayPal in accordance with Section 4.02(c).

“PayPal PSU Award” shall mean a performance stock unit award issued under the PayPal Equity Plan in respect of a corresponding eBay PSU Award that has been assumed by PayPal in accordance with Section 4.02(c).

“PayPal Restricted Stock Award” shall mean a restricted stock award issued under the PayPal Equity Plan in respect of a corresponding eBay Restricted Stock Award that has been assumed by PayPal in accordance with Section 4.02(d).

“PayPal RSU Award” shall mean a restricted stock unit award issued under the PayPal Equity Plan in respect of a corresponding eBay RSU Award that has been assumed by PayPal in accordance with Section 4.02(b).

“PayPal Shares” shall have the meaning set forth in the Separation and Distribution Agreement.

“PayPal Stock Value Ratio” shall mean the quotient obtained by dividing (x) the Pre-Spin eBay Stock Value by (y) the sum of (1) the Post-Spin PayPal Stock Value and (2) the quotient obtained by dividing (A) the Post-Spin eBay Stock Value by (B) the Distribution Ratio.

“Post-Spin eBay DSU Award” shall mean an eBay DSU Award, as adjusted as of the Effective Time in accordance with Section 4.02(e).

“Post-Spin eBay Equity Awards” shall mean, collectively, Post-Spin eBay Options, Post-Spin eBay RSU Awards, Post-Spin eBay PBRSU Awards, Post-Spin eBay PSU Awards and Post-Spin eBay DSU Awards.

“Post-Spin eBay ESPP Option” shall mean an eBay ESPP Option, as adjusted as of the Effective Time in accordance with Section 4.03.

“Post-Spin eBay Option” shall mean an eBay Option, as adjusted as of the Effective Time in accordance with Section 4.02(a).

“Post-Spin eBay PBRSU Award” shall mean an eBay PBRSU Award, as adjusted or granted, as applicable, in accordance with Section 4.02(c).

“Post-Spin eBay PSU Award” shall mean an eBay PSU Award, as adjusted as of the Effective Time in accordance with Section 4.02(d).

“Post-Spin eBay RSU Award” shall mean an eBay RSU Award, as adjusted as of the Effective Time in accordance with Section 4.02(b).

“Post-Spin eBay Stock Value” shall mean [●].

“Post-Spin PayPal Stock Value” shall mean [●].

“Pre-Spin eBay Stock Value” shall mean [●].

Section 4.02. Equity Incentive Awards.

(a) Stock Options. Each eBay Option that is outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into either a Post-Spin eBay Option or a PayPal Option, as described below:

(i) eBay Group Employees who are not Transitioning eBay Group Employees. Each vested and unvested eBay Option held by an eBay Group Employee (and not otherwise adjusted as provided in subsection (iii) hereof) shall (1) be converted, as of the Effective Time, into a Post-Spin eBay Option through an adjustment thereto as provided in this Section 4.02(a)(i), and (2) otherwise be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as applicable to such corresponding eBay Option immediately prior to the Effective Time, in accordance with the following:

(A) the number of eBay Shares subject to such Post-Spin eBay Option (rounded down to the nearest whole share) shall be equal to the product obtained by multiplying (x) the number of eBay Shares subject to the corresponding eBay Option immediately prior to the Effective Time, by (y) the eBay Retained Award Conversion Ratio; and

(B) the per share exercise price of such Post-Spin eBay Option (rounded up to the nearest cent) shall be equal to the product obtained by multiplying (x) the Post-Spin eBay Stock Value, by (y) the eBay Option Exercise Price Ratio.

(ii) PayPal Group Employees. Each vested and unvested eBay Option held by a PayPal Group Employee shall (1) be converted, as of the Effective Time, into a PayPal Option outstanding under the PayPal Equity Plan through an adjustment thereto as provided in this Section 4.02(a)(ii), and (2) otherwise be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as applicable to such eBay Option immediately prior to the Effective Time, in accordance with the following:

(A) the number of PayPal Shares subject to such PayPal Option (rounded down to the nearest whole share) shall be equal to the product obtained by multiplying (x) the number of eBay Shares subject to the corresponding eBay Option immediately prior to the Effective Time, by (y) the PayPal Equity Award Exchange Ratio; and

(B) the per share exercise price of such PayPal Option (rounded up to the nearest cent) shall be equal to the product obtained by multiplying (x) the Post-Spin PayPal Stock Value, by (y) the eBay Option Exercise Price Ratio of the corresponding eBay Option.

(iii) Transitioning eBay Group Employees. Each vested eBay Option that is outstanding as of immediately prior to the Effective Time and held by a Transitioning eBay Group Employee shall (1) be converted, as of the Effective Time, through an adjustment thereto as provided in this Section 4.02(a)(iii), into both a Post-Spin eBay Option outstanding under the eBay Equity Plan and a PayPal Option outstanding under the PayPal Equity Plan and (2) otherwise be subject to the same terms and conditions (including with respect to vesting and expiration, as applicable) after the Effective Time as were applicable to such eBay Option immediately prior to the Effective Time (as such terms and conditions may be modified by the Transition Success and Retention Program) in accordance with the following:

(A) the number of eBay Shares subject to such Post-Spin eBay Option shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of eBay Shares subject to the corresponding eBay Option immediately prior to the Effective Time, by (y) the eBay Stock Value Ratio; and

(B) the per share exercise price of such Post-Spin eBay Option shall be equal to the quotient (rounded up to the nearest cent) obtained by dividing (x) the per share exercise price of the corresponding eBay Option immediately prior to the Effective Time, by (y) the eBay Retained Award Conversion Ratio; and

(C) the number of PayPal Shares subject to such PayPal Option shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of eBay Shares subject to the corresponding eBay Option immediately prior to the Effective Time, by (y) the PayPal Stock Value Ratio; and

(D) the per share exercise price of such PayPal Option shall be equal to the quotient (rounded up to the nearest cent) obtained by dividing (x) the per share exercise price of the corresponding eBay Option immediately prior to the Effective Time, by (y) the PayPal Equity Award Conversion Ratio.

(iv) Directors. Each vested and unvested eBay Option that is outstanding and held by an eBay non-employee director as of immediately prior to the Effective Time shall (1) be converted, as of the Effective Time, through an adjustment thereto as provided in this Section 4.02(a)(iv), into both a Post-Spin eBay Option outstanding under the eBay Equity Plan and a PayPal Option outstanding under the PayPal Equity Plan and (2) otherwise be subject to the same terms and conditions (including with respect to vesting and expiration, as applicable) after the Effective Time as were applicable to such eBay Option immediately prior to the Effective Time, in accordance with the following:

(A) the number of eBay Shares subject to such Post-Spin eBay Option shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of eBay Shares subject to the corresponding eBay Option immediately prior to the Effective Time, by (y) the eBay Stock Value Ratio;

(B) the per share exercise price of such Post-Spin eBay Option shall be equal to the quotient (rounded up to the nearest cent) obtained by dividing (x) the per share exercise price of the corresponding eBay Option immediately prior to the Effective Time, by (y) the eBay Retained Award Conversion Ratio; and

(C) the number of PayPal Shares subject to such PayPal Option shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of eBay Shares subject to the corresponding eBay Option immediately prior to the Effective Time, by (y) the PayPal Stock Value Ratio;

(D) the per share exercise price of such PayPal Option shall be equal to the quotient (rounded up to the nearest cent) obtained by dividing (x) the per share exercise price of the corresponding eBay Option immediately prior to the Effective Time, by (y) the PayPal Equity Award Conversion Ratio.

Notwithstanding anything to the contrary in this Section 4.02(a), the exercise price, the number of eBay Shares and PayPal Shares subject to each Post-Spin eBay Option and PayPal Option, as applicable, and the terms and conditions of exercise of such options, shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that, in the case of any eBay Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code as of immediately prior to the Effective Time, the exercise price, the number of eBay Shares and PayPal Shares subject to such option, and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

(b) RSU Awards. Each eBay RSU Award that is outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into either a Post-Spin eBay RSU Award or a PayPal RSU Award, as described below:

(i) eBay Group Employees who are not Transitioning eBay Group Employees. Each eBay RSU Award held by an eBay Group Employee who is not a Transitioning eBay Group Employee shall (1) be converted as of the Effective Time, into a Post-Spin eBay RSU Award through an adjustment thereto as provided in this

Section 4.02(b)(i), and (2) otherwise be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as applicable to such eBay RSU Award immediately prior to the Effective Time, in accordance with the following: the number of eBay Shares subject to each Post-Spin eBay RSU Award (rounded down to the nearest whole share) shall be equal to the product obtained by multiplying (x) the number of eBay Shares subject to the corresponding eBay RSU Award immediately prior to the Effective Time, by (y) the eBay Retained Award Conversion Ratio.

(ii) Transitioning eBay Group Employees. Each eBay RSU Award that is outstanding as of immediately prior to the Effective Time and held by a Transitioning eBay Group Employee shall (1) be converted as of the Effective Time, through an adjustment thereto as provided in this Section 4.02(b)(ii), into a Post-Spin eBay RSU Award outstanding under the eBay Equity Plan and a PayPal RSU Award outstanding under the PayPal Equity Plan and (2) otherwise be subject to the same terms and conditions after the Effective Time as were applicable to such eBay RSU Award prior to the Effective Time as such terms and conditions may be modified by the Transition Success and Retention Program, in accordance with the following:

(A) the number of shares subject to the Post-Spin eBay RSU Award shall remain the same number of eBay Shares subject to the eBay RSU Award immediately prior to the Effective Time; and

(B) the number of shares subject to the PayPal RSU Award shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of eBay Shares subject to the eBay RSU Award immediately prior to the Effective Time, by (y) the Distribution Ratio.

(iii) PayPal Group Employees. Each eBay RSU Award held by a PayPal Group Employee shall (1) be converted as of the Effective Time into a PayPal RSU Award outstanding under the PayPal Equity Plan through an adjustment thereto as provided in this Section 4.02(b)(iii) and (2) otherwise be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as applicable to such eBay RSU Award immediately prior to the Effective Time, in accordance with the following: the number of PayPal Shares subject to such PayPal RSU Award (rounded down to the nearest share) shall be equal to the product obtained by multiplying (x) the number of eBay Shares subject to the corresponding eBay RSU Award immediately prior to the Effective Time, by (y) the PayPal Equity Award Conversion Ratio.

(c) PBRSU Awards and PSU Awards.

(i) Adjustment of Performance Targets of PBRSU Awards for eBay Group Employees who are not Transitioning eBay Group Employees, and PayPal Group Employees. As of the Effective Time, each target eBay PBRSU Award with a fiscal year 2014-2015 performance period or a fiscal year 2015-2016 performance period that has been granted under the applicable eBay Equity Plan and is outstanding immediately prior to the Effective Time (an “Outstanding eBay PBRSU Award”), if any, shall be converted as of the Effective Time into either a target Post-Spin eBay PBRSU Award or a target PayPal PBRSU

Award, in either such case with the performance criteria for the 2014-2015 eBay PBRSU Awards being adjusted such that the performance goal for 2015 shall be based on the performance of the relevant business unit, rather than eBay Inc., in accordance with the following:

(A) Target PBRSU Awards for eBay Group Employees who are not Transitioning eBay Group Employees. Any Outstanding eBay PBRSU Award held by an eBay Group Employee (and not described in subsection (iii) hereof) shall (1) be converted as of the Effective Time, through an adjustment thereto as provided in this Section 4.02(c)(i)(A), into a target Post-Spin eBay PBRSU Award and (2) otherwise be subject to the same terms and conditions (including with respect to vesting and performance conditions) after the Effective Time as applicable to such Outstanding eBay PBRSU Award immediately prior to the Effective Time, in accordance with the following: the target number of eBay Shares subject to such target Post-Spin eBay PBRSU Award shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of eBay Shares subject to the corresponding Outstanding eBay PBRSU Award immediately prior to the Effective Time, by (y) the eBay Retained Award Conversion Ratio.

(B) Target PBRSU Award for PayPal Group Employees. Any Outstanding eBay PBRSU Award held by a PayPal Group Employee shall (1) be converted as of the Effective Time, into a target Post-Spin PayPal PBRSU Award through an adjustment thereto as provided in this Section 4.02(c)(i)(B), and (2) otherwise be subject to the same terms and conditions (including with respect to vesting and performance conditions) after the Effective Time as applicable to such Outstanding eBay PBRSU Award immediately prior to the Effective Time, in accordance with the following: the target number of PayPal Shares subject to such target PayPal PBRSU Award (rounded down to the nearest whole share) shall be equal to the product obtained by multiplying (x) the number of eBay Shares subject to the corresponding Outstanding eBay PBRSU Award immediately prior to the Effective Time, by (y) the PayPal Equity Award Conversion Ratio.

(ii) PBRSU Awards to be Granted to eBay Group Employees who are not Transitioning eBay Group Employees, and PayPal Employees. With respect to any target eBay PBRSU Award with a fiscal year 2014-2015 performance period or a fiscal year 2015-2016 performance period (collectively, “Future PBRSU Awards”) which has not yet been granted pursuant to the applicable eBay Equity Plan, the following provisions shall apply:

(A) any eBay Group Employee who would, in accordance with the normal practices of eBay, be granted Future PBRSU Awards pursuant to the applicable eBay Equity Plan, shall be granted, subject to the eBay Group’s actual achievement of applicable performance goals and such eBay Group Employee’s continuous service with any member of the eBay Group through the date of grant, a number of RSUs subject to the Future PBRSU Awards pursuant to the applicable eBay Equity Plan, determined using the formula provided in Section 4.02(c)(i)(A) above, as if such Future PBRSU Awards had been Outstanding eBay PBRSU Awards as of immediately prior to the Effective Time and otherwise determined under the normal grant practices of eBay; and

(B) any PayPal Group Employee who would, if he or she had remained an eBay Group Employee through the date Future PBRSU Awards would, in accordance with the normal practices of eBay, have been granted, shall be granted, subject to the PayPal Group’s actual achievement of applicable performance goals and such PayPal Group Employee’s continuous service with any member of the PayPal Group from the Distribution Date through the date of grant, a number of RSUs subject to the PayPal PBRSU Awards pursuant to the PayPal Equity Plan, determined using the formula provided in Section 4.02(c)(i)(B) above, as if the Future PBRSU Awards to which such PayPal PBRSU Awards correspond had been Outstanding eBay PBRSU Awards as of immediately prior to the Effective Time, and otherwise determined under the applicable grant practices of PayPal.

(iii) PBRSU Awards and PSU Awards for Transitioning eBay Group Employees. Each Outstanding eBay PBRSU Award and eBay PSU Award that is outstanding as of immediately prior to the Effective Time and held by a Transitioning eBay Group Employee shall (1) be converted, as of the Effective Time, into a Post-Spin eBay PBRSU Award and Post-Spin eBay PSU Award, respectively, outstanding under the eBay Equity Plan and a PayPal PBRSU Award and a PayPal PSU Award, respectively, outstanding under the PayPal Equity Plan through an adjustment thereto as provided in this Section 4.02(iii), and (2) otherwise be subject to the same terms and conditions after the Effective Time as were applicable to such Outstanding eBay PBRSU Award and eBay PSU Award, respectively, prior to the Effective Time (as such terms and conditions may be modified by the Transition Success and Retention Program) in accordance with the following:

(A) the number of shares subject to the Post-Spin eBay PBRSU Award and Post-Spin eBay PSU Award, respectively, shall be equal to the same number of eBay Shares subject to the Outstanding eBay PBRSU Award and eBay PSU Award, respectively, immediately prior to the Effective Time; and

(B) the number of shares subject to the PayPal PBRSU Award and PayPal PSU Award, respectively, shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of eBay Shares subject to the Outstanding eBay PBRSU Award and eBay PSU Award, respectively, immediately prior to the Effective Time, by (y) the Distribution Ratio.

(d) Restricted Stock Awards. Each eBay Restricted Stock Award that is outstanding as of immediately prior to the Effective Time and held by a PayPal Group Employee shall (1) be converted, as of the Effective Time, into a PayPal Restricted Stock Award outstanding under the PayPal Equity Plan as provided in this Section 4.02(d) and (2) otherwise be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such eBay Restricted Stock Award prior to the Effective Time, in accordance with the following: the number of PayPal Shares subject to such PayPal Restricted Stock Award shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of eBay Shares subject to the corresponding eBay Restricted Stock Award immediately prior to the Effective Time, by (y) the PayPal Equity Award Conversion Ratio.

(e) DSU Awards. Each eBay DSU Award that is outstanding and held by a non-employee director of eBay as of immediately prior to the Effective Time shall (1) be converted, as of the Effective Time, into a Post-Spin eBay DSU Award outstanding under the eBay Equity Plan and a PayPal DSU Award outstanding under the PayPal Equity Plan as provided in this Section 4.02(e) and (2) otherwise be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such eBay DSU Award prior to the Effective Time, in accordance with the following:

(i) the number of shares subject to the Post-Spin eBay DSU Award shall be equal to the same number of eBay Shares subject to the eBay DSU Award immediately prior to the Effective Time; and

(ii) the number of shares subject to the PayPal DSU Award shall be equal to the product (rounded down to the nearest whole share) obtained by multiplying (x) the number of eBay Shares subject to the eBay DSU Award immediately prior to the Effective Time by (y) the Distribution Ratio.

(f) GSI LTIP Awards. Each GSI LTIP Award that is outstanding prior to the Effective Time and held by a PayPal Group Employee shall (1) be converted, as of the Effective Time, into a PayPal-GSI LTIP Award outstanding under the PayPal Equity Plan as provided in this Section 4.02(f) and (2) otherwise be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such GSI LTIP Award prior to the Effective Time, provided that such award may be settled in PayPal Shares and shall not be settled in eBay Shares.

(g) Miscellaneous Terms.

(i) With respect to Post-Spin eBay Equity Awards and PayPal Equity Awards: (A) employment or service with the eBay Group or the PayPal Group, as applicable, prior to the Effective Time shall be treated as employment with or service to eBay with respect to Post-Spin eBay Equity Awards held by any person who is employed by or provides services to any member of the eBay Group immediately following the Effective Time (including any Continuing eBay Director); and (B) employment with or service to the eBay Group or the PayPal Group, as applicable, prior to the Effective Time shall be treated as employment with or service to PayPal with respect to PayPal Equity Awards held by any person who is employed by or provides services to any member of the PayPal Group immediately following the Effective Time (including any Transferring Director). In addition, (I) none of the Separation, the Distribution or any employment transfer described in Section 3.01(a), nor the fact that upon Separation certain nonemployee members of the eBay Board will serve as Continuing eBay Directors but (relative to any PayPal Equity Award) cease to provide services to the PayPal Group and other nonemployee members of the eBay Board will serve as Transferring Directors but (relative to Post-Spin eBay Equity Awards) cease to provide services to the eBay Group, shall constitute a termination of employment or service for any Employee or any such nonemployee member of the eBay Board for purposes of any Post-Spin eBay Equity Award or any PayPal Equity Award, as applicable, and (II) after the Effective Time, for any equity award adjusted under this Section 4.02, any reference to a “change of control,” “change in control” or similar definition in an award agreement, offer letter, employment agreement, equity side letter or eBay Equity Plan applicable to such award (x) with respect to Post-Spin eBay Equity Awards, shall be deemed to refer to a “change of control,” “change in control” or similar definition as set forth in the applicable award agreement, offer letter, employment agreement, equity side letter or eBay Equity Plan (an “eBay Change of Control”), and (y) with respect to PayPal Equity Awards, shall be deemed to refer to a “change in control” as defined in the PayPal Equity Plan (a “PayPal Change of Control”).

(ii) Any determination in respect of any Post-Spin eBay Equity Award held by a nonemployee of eBay shall be made by the Compensation Committee of the eBay Board or its designee, and any determination in respect of any Post-Spin PayPal Equity Award held by a nonemployee of PayPal shall be made by the Compensation Committee of the PayPal Board or its designee.

(iii) The PayPal Equity Plan shall assume and honor the terms of all QDROs and any other domestic relations orders in effect under the eBay Equity Plan (and any award agreements granted thereunder) in respect of PayPal Group Employees and Former PayPal Group Employees immediately prior to the Distribution Date (for PayPal Group Employees and Former PayPal Group Employees, as applicable).

(h) Settlement and Forfeiture of Equity Awards.

(i) Allocation of Responsibility for Settlement of Equity Awards. Except as otherwise provided in this Section 4.02(h) and Section 4.02(i), after the Effective Time, Post-Spin eBay Equity Awards, regardless of whether held by Employees or Former Employees, shall be settled by eBay, and PayPal Equity Awards, regardless of whether held by Employees or Former Employees, shall be settled by PayPal. eBay and PayPal shall cooperate, in accordance with the terms of Section 2.03(c), to coordinate the prompt settlement of any such awards that become vested on the Distribution Date and any such awards that are exercised on or after the Distribution Date, as applicable, in accordance with the terms of Section 4.02(j).

(ii) Forfeiture of Equity Awards. Following the Effective Time, if any Post-Spin eBay Equity Award held by a PayPal Group Employee, Former PayPal Group Employee or Transferring Director shall fail to become vested, such Post-Spin eBay Equity Award shall be forfeited to eBay, and if any PayPal Equity Award held by an eBay Group Employee, Former eBay Group Employee or non-employee director of eBay shall fail to become vested, such PayPal Equity Award shall be forfeited to PayPal.

(i) Equity Award Tax Reporting and Withholding.

(i) Tax Withholding for PayPal Equity Awards. Upon the vesting, payment or settlement, as applicable, of PayPal Equity Awards, the PayPal Group shall be solely responsible for ensuring (A) the satisfaction of all applicable tax withholding requirements on behalf of each PayPal Group Employee or Former PayPal Group Employee and (B) the collection and remittance of applicable withholding taxes to the eBay Group with respect to each Transitioning eBay Group Employee (with eBay Group being responsible for remittance of such taxes to the applicable Governmental Authority).

(ii) Tax Withholding for Post-Spin eBay Equity Awards. Upon the vesting, payment or settlement, as applicable, of Post-Spin eBay Equity Awards, the eBay Group shall be solely responsible for ensuring (A) the satisfaction of all applicable tax withholding requirements on behalf of each eBay Group Employee or Former eBay Group Employee and (B) the collection and remittance of applicable withholding taxes to the PayPal Group with respect to each Transitioning eBay Group Employee (with PayPal Group being responsible for remittance of such taxes to the applicable Governmental Authority).

(iii) Applicable Withholding Rates. The applicable tax withholding requirements, for an Employee subject to tax in the United States shall be based on the minimum statutory rates and except as otherwise required by applicable Law, for Employees subject to tax outside the United States shall be based on the maximum statutory requirements.

(iv) Tax Reporting. Following the Effective Time: (A) the eBay Group shall be responsible for all income and social tax reporting in respect of Post-Spin eBay Equity Awards held by eBay Group Employees, and any Post-Spin eBay Equity Awards and PayPal Equity Awards held by Former eBay Group Employees and individuals who are or were eBay non-employee directors (excluding Transferring Directors), as applicable; and (B) the PayPal Group shall be responsible for all income and social tax reporting in respect of Post-Spin eBay Equity Awards held by Transferring Directors, and PayPal Equity Awards held by PayPal Group Employees, Former PayPal Group Employees and Transferring Directors, as applicable.

(j) Cooperation. Each of the Parties shall establish an appropriate administration system in order to administer, in an orderly manner, (i) exercises of vested Post-Spin eBay Options and PayPal Options, (ii) the vesting and forfeiture of unvested Post-Spin eBay Equity Awards and PayPal Equity Awards, and (iii) the withholding and reporting requirements with respect to all equity awards. Each of the Parties shall use their reasonable best efforts together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable Person’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status (e.g., disability or termination of employment) and other information that may be required for vesting and forfeiture of awards and tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Exchange Act and other applicable Laws.

(k) Establishment of PayPal Equity Plan. Effective as of or prior to the Effective Time, the PayPal Board shall (i) adopt the PayPal Equity Plan under which the PayPal Options, PayPal RSU Awards, PayPal PBRSU Awards, PayPal Restricted Stock Awards, PayPal PSU Awards and PayPal DSU Awards, as applicable, shall be granted and (ii) cause PayPal to assume the obligations under the eBay Equity Awards that are, pursuant to this Agreement, being replaced with the applicable PayPal Options, PayPal RSU Awards, PayPal PBRSU Awards, PayPal Restricted Stock Awards, PayPal PSU Awards and PayPal DSU Awards. To the extent necessary for any such awards to qualify for transitional relief under Treasury Regulation Section 1.162-27(f)(4)(iii), eBay shall take the necessary action to grant or approve the PayPal Equity Awards. The PayPal Equity Plan shall have substantially comparable terms, as of immediately prior to the Effective Time, as the eBay Equity Plan under which the corresponding eBay Equity Awards were governed prior to the Distribution with such changes as are necessary and appropriate to reflect the Separation and such other changes, modifications or amendments to the PayPal Equity Plans as may be required by applicable Law. PayPal shall also assume and honor the terms of all QDROs and any other domestic relations orders in effect under the eBay Equity Plan in respect of PayPal Group Employees immediately prior to the Distribution Date (for PayPal Group Employees) for all purposes of PayPal Equity Awards under the PayPal Equity Plan.

(l) Registration and Other Regulatory Requirements. PayPal agrees to file Forms S-1, S-3 and/or S-8 registration statements with respect to, and to cause to be registered pursuant to the Securities Act, the PayPal Shares authorized for issuance under the PayPal Equity Plan, as required pursuant to the Securities Act, no later than the Effective Time and in any event before the date of issuance of any PayPal Shares pursuant to the PayPal Equity Plan. The parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of Article IV, including compliance with securities Laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions.

Section 4.03. Employee Stock Purchase Plans.

(a) eBay ESPP. Each eBay ESPP Option that is outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into either a Post-Spin eBay ESPP Option or a PayPal ESPP Option as described below:

(i) Each eBay ESPP Option held by an eBay Group Employee shall (1) be converted as of the Effective Time into a Post-Spin eBay ESPP Option through an adjustment thereto as provided in this Section 4.03, and (2) otherwise be subject to the same terms and conditions (including with respect to expiration) after the Effective Time as applicable to such eBay ESPP Option immediately prior to the Effective Time, in accordance with the following:

(A) The maximum number of eBay Shares subject to such Post-Spin eBay ESPP Option for the purchase period in effect on the Distribution Date (rounded down to the nearest whole share) shall be equal to the product obtained by multiplying (x) the maximum number of shares subject to the eBay ESPP Option, by (y) the eBay Retained Award Conversion Ratio; and

(B) the per share offering date purchase price for each Offering Period in effect on the Distribution Date of such Post-Spin eBay ESPP Option (rounded up to the nearest cent) shall be equal to the product obtained by multiplying (x) the Post-Spin eBay Stock Value, by (y) the eBay Option Exercise Price Ratio of the corresponding eBay ESPP Option.

(ii) Each eBay ESPP Option held by a PayPal Group Employee shall be converted as of the Effective Time into a PayPal ESPP Option outstanding under the PayPal ESPP Plan and shall, except as otherwise provided in this Section 4.03, be subject to the same terms and conditions (including with respect to expiration) after the Effective Time as applicable to such eBay ESPP Option immediately prior to the Effective Time in accordance with the following:

(A) The maximum number of PayPal Shares subject to such PayPal ESPP Option for the purchase period in effect on the Distribution Date (rounded down to the nearest whole share), shall be equal to the product obtained by multiplying (1) the maximum number of share subject to an eBay Option, by (2) the PayPal Equity Award Conversion Ratio; and

(B) the per share offering date purchase price for the Offering Period in effect on the Distribution Date of such PayPal ESPP Option (rounded up to the nearest cent), shall be equal to the product obtained by multiplying (1) the Post-Spin PayPal Stock Value, by (2) the eBay Option Exercise Price Ratio of the corresponding eBay ESPP Option.

Notwithstanding anything to the contrary in this Section 4.03, in the case of any eBay ESPP Option to which Section 421 of the Code applies by reason of its qualification under Section 423 of the Code as of immediately prior to the Effective Time, the exercise price, the number of eBay Shares and PayPal Shares subject to such option, and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

(b) Establishment of PayPal ESPP. Prior to the Effective Time, PayPal shall (i) adopt the PayPal ESPP under which the PayPal ESPP Options shall be granted and (ii) assume the obligations under the eBay ESPP Options that are, pursuant to this Agreement, being replaced with the PayPal ESPP Options. The PayPal ESPP may have terms that are comparable to those in effect, as of immediately prior to the Effective Time, under which the corresponding eBay ESPP Options were governed prior to the Distribution, including with such changes as are necessary and appropriate to reflect the Separation and such other changes, modifications or amendments to the PayPal Equity Plans as may be required by applicable Law. The PayPal ESPP will include authority to grant options which do not meet the requirements of Section 423(b) of the Code (as well as options which meet such requirements).

(c) Elections under the ESPP. PayPal and eBay shall use their reasonable best efforts to cooperate to facilitate: (i) the carryover of current elections made by each PayPal Group Employee in effect under the eBay ESPP to the PayPal ESPP and (ii) the transfer of contributions associated with such elections from the eBay ESPP to the PayPal ESPP.

Section 4.04. Non-Equity Incentive Plans.

(a) Corporate Bonus Plans.

(i) No later than the Effective Time, PayPal shall establish the PayPal Incentive Plans, which, through December 31, 2015, shall have substantially comparable terms as of immediately prior to the Effective Time as the corresponding eBay Incentive Plans in which the PayPal Group Employee participated as of immediately prior to the Effective Time, with such changes to the applicable performance goals as may be necessary in order to reflect the PayPal Business following the Separation, and such other changes, modifications or amendments to the PayPal Incentive Plans as may be required by applicable Law. PayPal Group Employees shall be eligible to participate in the PayPal Incentive Plans as of the Effective Time to the extent that they were eligible to participate in the eBay Incentive Plans as of immediately prior to the Effective Time.

(ii) The applicable determining body, person or group of persons of the PayPal Group shall be responsible for determining all bonus awards that would otherwise be payable under the PayPal Incentive Plans to PayPal Group Employees or Former PayPal Group Employees for any performance periods that are open when the Effective Time occurs. The PayPal Group shall also determine for PayPal Group Employees or Former PayPal Group Employees (A) the extent to which established performance criteria (as interpreted by the applicable determining body, person or group of persons of the PayPal Group, in its sole discretion) have been met, and (B) the payment level for each PayPal Group Employee or Former PayPal Group Employee. The PayPal Group shall assume all Liabilities with respect to any such bonus awards payable to PayPal Group Employees or Former PayPal Group Employees for any performance periods that are open when the Effective Time occurs and thereafter, and any other Liabilities relating to PayPal Group Employees or Former PayPal Group Employees under the eBay Incentive Plans and no member of the eBay Group shall have any obligations with respect thereto.

(iii) The applicable determining body, person or group of persons of eBay Group shall be responsible for determining all bonus awards that would otherwise be payable under the eBay Incentive Plans to eBay Group Employees or Former eBay Group Employees for any performance periods that are open when the Effective Time occurs. The eBay Group shall also determine for eBay Group Employees or Former eBay Group Employees (A) the extent to which established performance criteria (as interpreted by the applicable determining body, person or group of persons of the eBay Group, in its sole discretion) have been met, and (B) the payment level for each eBay Group Employee or Former eBay Group Employee. The eBay Group shall retain (or assume as necessary) all Liabilities with respect to any such bonus awards payable to eBay Group Employees or Former eBay Group Employees for any performance periods that are open when the Effective Time occurs and thereafter, and no member of the PayPal Group shall have any obligations with respect thereto.

(b) eBay Retained Bonus Plans. No later than the Effective Time, the eBay Group shall continue to retain (or assume as necessary) any incentive compensation plan (including any sales incentive or other incentive plans applicable at the individual business unit level) for the exclusive benefit of eBay Group Employees and Former eBay Group Employees, whether or not sponsored by the eBay Group, and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder.

(c) PayPal Retained Bonus Plans. No later than the Effective Time, the PayPal Group shall continue to retain (or assume as necessary) any incentive plan (including any sales incentive or other incentive plans applicable at the individual business unit level) for the exclusive benefit of PayPal Group Employees and Former PayPal Group Employees, whether or not sponsored by the PayPal Group, and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder.

Section 4.05. Director Compensation.

(a) Director Compensation Allocable to Service. eBay shall be responsible for the payment of any fees for service on the eBay Board that are earned at, before, or after the Effective Time, and PayPal shall not have any responsibility for any such payments. With respect to any PayPal non-employee director, PayPal shall be responsible for the payment of any fees for service on the PayPal Board that are earned at any time after the Effective Time and eBay shall not have any responsibility for any such payments. Notwithstanding the foregoing, PayPal shall commence paying quarterly cash retainers to PayPal non-employee directors in respect of the quarter in which the calendar date immediately following the Distribution Date occurs; provided that eBay will pay PayPal an amount equal to the portion of such payment that is attributable to Transferring Directors’ service to eBay on and prior to the Effective Time (including, for the avoidance of doubt, the grant date fair value of any PayPal deferred stock units that may be issued in respect of any partial quarterly service on the eBay Board during the quarter on which the Distribution Date occurs, if applicable). For the avoidance of doubt, eBay Equity Awards held by non-employee directors as of immediately prior to the Effective Time shall be treated as described in Section 4.02.

(b) Impact of Change of Control on Director Equity Awards. With respect to provisions related to vesting of eBay Equity Awards and, to the extent applicable, following the Effective Time, PayPal Equity Awards, an eBay Change of Control shall be treated as a PayPal Change of Control for purposes of PayPal Equity Awards held, after the Effective Time, by Continuing eBay Directors, and a PayPal Change of Control shall be treated as an eBay Change of Control for purposes of Post-Spin eBay Equity Awards held by Transferring Directors.

ARTICLE V

RETIREMENT PLANS

Section 5.01. PayPal 401(k) Plan.

(a) Establishment of Plan. Effective on or before the Distribution Date, the PayPal Board shall adopt and establish the PayPal 401(k) Plan and a related trust (the “PayPal 401(k) Trust”) which shall be intended to meet the Qualification Requirements (including under Sections 401(k) and (m) of the Code) and which through December 31, 2015 shall have substantially the same terms as of immediately prior to the Distribution Date as the eBay 401(k) Plan. Notwithstanding the foregoing, PayPal may make such changes, modifications or amendments to the PayPal 401(k) Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation or which result from vendor limitations. Before the Distribution Date, PayPal shall provide eBay with (i) a copy of the PayPal 401(k) Plan, PayPal 401(k) Trust and volume submitter approval letter and (ii) a copy of certified resolutions of the PayPal Board (or its authorized committee or other delegate) evidencing adoption of the PayPal 401(k) Plan and PayPal 401(k) Trust and the assumption by the PayPal 401(k) Plan of the Liabilities described in Section 5.01(b).

(b) Transfer of Account Balances. No later than 30 days following the Effective Time (or such other times as mutually agreed to by the parties), eBay shall cause the trustee of the eBay 401(k) Plan to transfer from the trust which forms a part of the eBay 401(k)

Plan (the “eBay 401(k) Trust”) to the PayPal 401(k) Trust, the account balances of PayPal Group Employees under the eBay 401(k) Plan, determined as of the date of the transfer. Unless otherwise agreed by the parties, such transfers shall be made in kind, including promissory notes evidencing the transfer of outstanding loans. Any Asset and Liability transfers pursuant to this Section 5.01 shall comply in all respects with Sections 414(l) and 411(d)(6) of the Code and if required, shall be made not less than thirty (30) days after eBay shall have filed the notice under Section 6058(b) of the Code. The parties agree that to the extent that any assets are not transferred in kind, the assets transferred will be mapped into an appropriate investment vehicle.

(c) PayPal 401(k) Plan Provisions. The PayPal 401(k) Plan shall provide that:

(i) PayPal Group Employees shall be eligible to participate in the PayPal 401(k) Plan as of the Effective Time to the extent that they were eligible to participate in the eBay 401(k) Plan as of immediately prior to the Effective Time;

(ii) the account balance of each PayPal Group Employee under the eBay 401(k) Plan as of the date of the transfer of Assets from the eBay 401(k) Plan (including any outstanding promissory notes relating to outstanding loans) shall be credited to such individual’s account under the PayPal 401(k) Plan; and

(iii) the PayPal 401(k) Plan shall assume and honor the terms of all QDROs in effect under the eBay 401(k) Plan in respect of PayPal Group Employees immediately prior to the Effective Time (for PayPal Group Employees).

(d) Plan Fiduciaries. For all periods at and after the Effective Time, the parties agree that the applicable fiduciaries of each of the eBay 401(k) Plan and the PayPal 401(k) Plan, respectively, shall have the authority with respect to the eBay 401(k) Plan and the PayPal 401(k) Plan, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

(e) No Distributions. No PayPal Group Employee shall be entitled to a right to a distribution of his or her benefit under the eBay 401(k) Plan as a result of his or her transfer of employment from the eBay Group to the PayPal Group nor as a result of the completion of the Separation.

Section 5.02. Non-U.S. Retirement Plans.

(a) Establishment of PayPal Non-U.S. Retirement Plans. Before the Effective Time, subject to and in compliance with applicable Law or as otherwise provided in Section 2.03(b), the applicable determining body, person or group of persons of the PayPal Group shall adopt and establish PayPal Non-U.S. Retirement Plans for PayPal Group Employees and Former PayPal Group Employees which through December 31, 2015 shall have terms comparable to those terms as of immediately prior to the Distribution Date as the eBay Non-U.S. Retirement Plans. Notwithstanding the foregoing, the applicable determining body, person or group of persons of the PayPal Group may make such changes, modifications, or amendments to the PayPal Non-U.S. Retirement Plans as may be required by applicable Law or as are necessary to reflect the Separation.

(b) Transfer of Assets and Assumption of Liabilities. As soon as practicable following the Effective Time, subject to and in compliance with applicable Law, account balances (including statutory contributions and funds), or contracts of the PayPal Group Employees and, if applicable, Former PayPal Group Employees, shall be transferred from a member of the eBay Group or the eBay Non-U.S. Retirement Plan to a member of the PayPal Group or the PayPal Non-U.S. Retirement Plan, as applicable. In the event any Non-U.S. Retirement Plan is a defined benefit plan, then if permissible under applicable Law, the Parties shall cooperate to transfer the Assets and Liabilities, with respect to the benefits of PayPal Group Employees and Former PayPal Group Employees, in a manner reasonably acceptable to the Parties in consultation with the applicable actuary for, or other relevant third-party administrator or other service provider of, any such plan. As of the Effective Time and subject to the transfer described herein, eBay and the eBay Non-U.S. Retirement Plans shall be relieved of all Liabilities for those benefits transferred and PayPal shall, and shall cause the PayPal Non-U.S. Retirement Plan, to assume all Liabilities under the eBay Non-U.S. Retirement Plans for the benefits of PayPal Group Employees and, if applicable, Former PayPal Group Employees determined immediately prior to the Effective Time. For the avoidance of doubt, in any non-U.S. jurisdiction where account balances, contracts or assets relating to benefits are not permitted to be transferred, eBay shall remain liable to the extent it is otherwise liable under applicable Law with respect to such benefits relating to account balances, contracts or assets not transferred.

ARTICLE VI

NONQUALIFIED DEFERRED COMPENSATION PLAN

Section 6.01. PayPal Deferred Compensation Plan.

(a) Establishment of the Deferred Compensation Plan. Before the Effective Time, PayPal shall establish the PayPal Deferred Compensation Plan, which through December 31, 2015, shall have substantially the same terms as of immediately prior to the Effective Time as the eBay Deferred Compensation Plan. Notwithstanding the foregoing, PayPal may make such changes, modifications or amendments to the PayPal Deferred Compensation Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation. The PayPal Deferred Compensation Plan shall assume and honor the terms of all QDROs and any other domestic relations orders in effect under the eBay Deferred Compensation Plan in respect of PayPal Group Employees immediately prior to the Effective Time.

(b) Assumption of Liabilities from eBay. As of the Effective Time, PayPal shall, and shall cause the PayPal Deferred Compensation Plan to, assume all Liabilities under the eBay Deferred Compensation Plan for the benefits of PayPal Group Employees determined as of immediately prior to the Effective Time, and the eBay Deferred Compensation Plan shall be relieved of all Liabilities for those benefits. eBay shall retain all Liabilities under the eBay Deferred Compensation Plan for the benefits for eBay Group Employees, Former eBay Group Employees and Former PayPal Group Employees. From and after the Effective Time, PayPal Group Employees shall cease to be participants in the eBay Deferred Compensation Plan.

Section 6.02. Participation; Distributions. The Parties acknowledge that none of the transactions contemplated by this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement will trigger a payment or distribution of compensation under any of the eBay

Deferred Compensation Plans or the PayPal Deferred Compensation Plans for any participant and, consequently, that the payment or distribution of any compensation to which such participant is entitled under any of the eBay Deferred Compensation Plans or the PayPal Deferred Compensation Plans will occur upon such participant’s separation from service from the PayPal Group or at such other time as provided in the applicable PayPal Nonqualified Plan or participant’s deferral election.

ARTICLE VII

WELFARE BENEFIT PLANS

Section 7.01. Welfare Plans.

(a) Establishment of PayPal Welfare Plans. Before the Effective Time and except as otherwise set forth in this Article VII, PayPal shall, or shall cause the applicable member of the PayPal Group to, or shall engage in negotiations to, establish the PayPal Welfare Plans (including statutorily required plans such as provident funds, gratuity and insurance to the extent applicable), which through December 31, 2015 shall have terms substantially similar in the aggregate as of immediately prior to the Effective Time as to those of the corresponding eBay Welfare Plans. Notwithstanding the foregoing, PayPal may make such changes, modifications or amendments to the PayPal Welfare Plans as may be required by applicable Law or as are necessary and appropriate to reflect the Separation or which result from vendor limitations.

(b) Waiver of Conditions; Benefit Maximums. PayPal shall use commercially reasonable efforts to cause the PayPal Welfare Plans to:

(i) with respect to initial enrollment as of the Effective Time, waive (A) all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any PayPal Group Employee or Former PayPal Group Employee, other than limitations that were in effect with respect to the PayPal Group Employee or Former PayPal Group Employee under the applicable eBay Welfare Plan as of immediately prior to the Effective Time, and (B) any waiting period limitation or evidence of insurability requirement applicable to a PayPal Group Employee or Former PayPal Group Employee other than limitations or requirements that were in effect with respect to such PayPal Group Employee or Former PayPal Group Employee under the applicable eBay Welfare Plans as of immediately prior to the Effective Time; and

(ii) take into account (A) with respect to aggregate annual, lifetime, or similar maximum benefits available under the PayPal Welfare Plans, a PayPal Group Employee’s or Former PayPal Group Employee’s prior claim experience under the eBay Welfare Plans and any eBay Benefit Plan that provides leave benefits; and (B) any eligible expenses incurred by a PayPal Group Employee or Former PayPal Group Employee during the portion of the plan year of the applicable eBay Welfare Plan ending as of the Effective Time to be taken into account under such PayPal Welfare Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such PayPal Group Employee or Former PayPal Group Employee for the applicable plan year to the same extent as such expenses were taken into account by eBay for similar purposes prior to the Effective Time as if such amounts had been paid in accordance with such PayPal Welfare Plan.

(c) Health Savings Accounts. Before the Effective Time, PayPal shall, or shall cause a member of the PayPal Group to, establish a PayPal Welfare Plan that will provide health savings account benefits to PayPal Group Employees on and after the Effective Time (a “PayPal HSA”). It is the intention of the Parties that all activity under a PayPal Group Employee’s health savings account under an eBay Welfare Plan (a “eBay HSA”) for the year in which the Effective Time occurs be treated instead as activity under the corresponding account under the PayPal HSA, such that (i) any period of participation by a PayPal Group Employee in an eBay HSA during the year in which the Effective Time occurs will be deemed a period when such PayPal Group Employee participated in the corresponding PayPal HSA; (ii) all expenses incurred during such period will be deemed incurred while such PayPal Group Employee’s coverage was in effect under the corresponding PayPal HSA; (iii) all elections and reimbursements made with respect to such period under the eBay HSA will be deemed to have been made with respect to the corresponding PayPal HSA; and (iv) for purposes of determining the total annual employer contribution made on behalf of a PayPal Group Employee, employer contributions made with respect to such period under the eBay HSA will be deemed to have been made with respect to the corresponding PayPal HSA.

(d) Flexible Spending Accounts. The Parties shall use commercially reasonable efforts to ensure that as of the Effective Time any health or dependent care flexible spending accounts of PayPal Group Employees (whether positive or negative) (the “Transferred Account Balances”) under eBay Welfare Plans that are health or dependent care flexible spending account plans are transferred, as soon as practicable after the Effective Time, from the eBay Welfare Plans to the corresponding PayPal Welfare Plans. Such PayPal Welfare Plans shall assume responsibility as of the Effective Time for all outstanding health or dependent care claims under the corresponding eBay Welfare Plans of each PayPal Group Employee for the year in which the Effective Time occurs and shall assume and agree to perform the obligations of the corresponding eBay Welfare Plans from and after the Effective Time. As soon as practicable after the Effective Time, and in any event within 30 days after the amount of the Transferred Account Balances is determined or such later date as mutually agreed upon by the Parties, PayPal shall pay eBay the net aggregate amount of the Transferred Account Balances, if such amount is positive, and eBay shall pay PayPal the net aggregate amount of the Transferred Account Balances, if such amount is negative.

(e) Allocation of Welfare Liabilities. Except as otherwise set forth in Article VII:

(i) The eBay Group and the eBay Welfare Plans shall remain responsible for all Liabilities to, or in respect of, PayPal Group Employees and Former PayPal Group Employees relating to or arising in connection with any claims relating to medical, dental, hospitalization, vision, prescription drug or other health arrangement, long-term disability, life, accidental death and dismemberment and business travel accident insurance, which claims are incurred before the Effective Time and the PayPal Group and the PayPal Group Welfare Plans shall be responsible for all Liabilities to, or in respect of, PayPal Group Employees and Former PayPal Group Employees relating to or arising in connection with any claims for medical, dental, hospitalization, vision, prescription drug or other health arrangement, long-term disability, life, accidental death and dismemberment and business travel accident insurance, which claims are incurred at or after the Effective Time;

(ii) With respect to claims for short-term disability (a) the PayPal Group shall be responsible for (i) claims incurred in respect of PayPal Group Employees and Former PayPal Group Employees, occurring at or after the Effective Time and (ii) amounts owed with respect to the period commencing on the Effective Time with respect to a claim incurred prior to the Effective Time (for the avoidance of doubt, if a PayPal Group Employee is on short-term disability on the Effective Time for a claim incurred prior to the Effective Time, the PayPal Group shall be responsible for short-term disability payments with respect to the period commencing at the Effective Time and if such claim as incurred prior to the Effective Time becomes a long-term disability claim, such claim shall be subject to the provision of subsection (i) hereof);

(iii) The PayPal Group shall assume Liability relating to, arising out of or resulting from all other welfare coverage or claims incurred by or on behalf of any PayPal Group Employee or Former PayPal Group Employee under any eBay Welfare Plan or PayPal Welfare Plan before, at or after the Effective Time;

(iv) For these purposes, a claim or Liability is deemed to be incurred: (a) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (b) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; and (c) with respect to disability benefits, upon the date of an Employee’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability;

(v) The eBay Group and the eBay Welfare Plans shall remain liable for any Liabilities relating to audit or compliance of the eBay Welfare Plans; and

(vi) At and after the Effective Time, no eBay Welfare Plan shall provide coverage to any PayPal Group Employee or Former PayPal Group Employee.

(f) Establishment of High Deductible Health Plan. Effective as of the Effective Time, PayPal shall or cause a member of the PayPal Group to establish a high deductible health plan option with related health savings account and limited purpose health care spending account benefits.

Section 7.02. COBRA. The eBay Group shall be responsible for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, and the corresponding provisions of the eBay Welfare Plans with respect to any Employees and any Former Employees (and their covered dependents) who incur a qualifying event or loss of coverage (within the meaning of COBRA) before the Effective Time. Effective as of the Effective Time, the PayPal Group shall be responsibility for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, and the corresponding provisions of the PayPal Welfare Plans with respect to any PayPal Group Employees or Former PayPal Group Employees (and their covered dependents) who incur a qualifying event or loss of coverage (within the meaning of COBRA) under the PayPal Welfare Plans at or after the Effective Time. The Parties agree that the consummation of the transactions contemplated by the Separation and Distribution Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA for purposes of applying the principals set forth in this Section 7.02.

Section 7.03. Paid Time Off, Holidays and Leaves of Absence. Effective as of the Effective Time, the PayPal Group shall assume all Liabilities of the eBay Group with respect to paid time off, holiday, annual leave or other leave of absence, and required payments related thereto regardless of whether such liabilities originated prior to the Effective Time, for each PayPal Group Employee or Former PayPal Group Employee unless otherwise required by applicable Law. The eBay Group shall retain all Liabilities with respect to paid time off, holiday, annual leave or other leave of absence (including sabbatical leave), and required payments related thereto, for each eBay Group Employee and Former eBay Group Employee.

Section 7.04. Severance and Unemployment Compensation. Effective as of the Effective Time, the PayPal Group shall assume any and all Liabilities to, or relating to, PayPal Group Employees and Former PayPal Group Employees in respect of severance and unemployment compensation, regardless of whether the event giving rise to the Liability occurred before, at or after the Effective Time. The eBay Group shall be responsible for any and all Liabilities to, or relating to, eBay Group Employees and Former eBay Group Employees in respect of severance and unemployment compensation, regardless of whether the event giving rise to the Liability occurred before, at or after the Effective Time.

Section 7.05. Sabbatical Plans and Sabbatical Trusts. Effective as of the Effective Time, the applicable determining body, person or group of persons of the PayPal Group shall establish the PayPal Sabbatical Plans, which through December 31, 2015 shall have substantially the same terms as of immediately prior to the Effective Time as the corresponding eBay Sabbatical Plans. Notwithstanding the foregoing, the applicable determining body, person or group of persons of the PayPal Group may make such changes, modifications or amendments to the PayPal Sabbatical Plans as may be required by applicable Law or as are necessary and appropriate to reflect the Separation. PayPal shall adopt the PayPal Sabbatical Trusts. From and after the Effective Time, the PayPal Group and the PayPal Sabbatical Plans and PayPal Sabbatical Trusts shall be responsible for and assume all Liabilities relating to PayPal Group Employees and Former PayPal Group Employees that would have been satisfied by the eBay Group and the eBay Sabbatical Trusts had the Distribution not occurred, and neither any member of the eBay Group nor the eBay Sabbatical Plans or eBay Sabbatical Trusts shall have any Liabilities with respect thereto. In connection with the establishment by the PayPal Group of the PayPal Sabbatical Plans, as of the Effective Time, the applicable determining body, person or group of persons of the eBay Group shall, or shall cause the eBay Sabbatical Trusts to, transfer Assets (whether in cash or in kind as determined by eBay) to the PayPal Sabbatical Trusts in an amount equal to the product of (i) the fair market value of the Assets of the eBay Sabbatical Trusts immediately prior to the Effective Time (or such other date or time as may be agreed by the Parties) and (ii) the percentage of Liabilities to be assumed by the PayPal Group under the eBay Sabbatical Plans as of April 1, 2015 (or such other date or time as may be agreed by the Parties) out of the total Liabilities of the eBay

Sabbatical Plans as of April 1, 2015 (or such other date or time as may be agreed by the Parties) (for the avoidance of doubt and as an example, if PayPal Group’s portion of the liability of the eBay Sabbatical Plans is 41.24%, the PayPal Sabbatical Trusts will receive 41.24% of the Assets of the eBay Sabbatical Trusts, subject to any adjustments described below). For purposes of the preceding sentence, Liabilities under the eBay Sabbatical Plans shall be measured as of immediately prior to April 1, 2015 (or such other date or time as may be agreed by the Parties) on a target funding basis without regard to interest discounting and otherwise based on the assumptions set forth in the December 31, 2014 actuarial valuation for the eBay Sabbatical Plan prepared by Buck Consultants, LLC. The amount of assets to be transferred shall be adjusted for earnings and distributions, if any, through the actual date of transfer.

Section 7.06. Workers’ Compensation. With respect to claims for workers’ compensation in the United States, (a) the PayPal Group shall be responsible for claims in respect of PayPal Group Employees and Former PayPal Group Employees, occurring at or after the Effective Time, (b) the eBay Group shall be responsible for all claims in respect of eBay Group Employees and Former eBay Group Employees, whether occurring at or after the Effective Time and (c) the eBay Group should be responsible for all claims in respect of PayPal Group Employees and Former PayPal Group Employees occurring before the Effective Time. The treatment of workers’ compensation claims by PayPal with respect to eBay insurance policies shall be governed by Section 5.1 of the Separation and Distribution Agreement; provided, that for purposes of claims referenced in this Section 7.06, a claim shall be deemed incurred when the injury giving rise to any claim made under the applicable workers compensation policy occurs.

Section 7.07. Insurance Contracts. To the extent that any eBay Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, the Parties will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for PayPal (except to the extent that changes are required under applicable state insurance Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both eBay and PayPal for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.07.

Section 7.08. Third-Party Vendors. Except as provided below, to the extent that any eBay Welfare Plan is administered by a third-party vendor, the Parties will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for PayPal and to maintain any pricing discounts or other preferential terms for both eBay and PayPal for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.08.

Section 7.09. Fringe Benefits. Effective as of the Effective Time, PayPal shall or shall cause the applicable member of the PayPal Group to adopt the PayPal Fringe Benefit Plans, which through December 31, 2015 shall have terms that are substantially similar in the aggregate as of immediately prior to the Effective Time as those of the eBay Fringe Benefit Plans. Notwithstanding the foregoing, PayPal may make such changes, modifications or amendments to the PayPal Fringe Benefit Plans as may be required by applicable Law or as are necessary and appropriate to reflect the Separation or which result from vendor limitations. As of the Effective Time, PayPal shall, and shall cause the PayPal Fringe Benefit Plans to, assume all Liabilities under the eBay Fringe Benefit Plans for the benefits of PayPal Group Employees and Former PayPal Group Employees regardless of whether the event giving rise to the Liability occurred before, at or after the Effective Time, and the eBay Fringe Benefit Plans shall be relieved of all Liabilities for those benefits. eBay shall retain all Liabilities under the eBay Fringe Benefit Plans for the benefits for eBay Group Employees and Former eBay Group Employees and after the Effective Time, PayPal Group Employees and Former PayPal Group Employees shall cease to be participants in the eBay Fringe Benefit Plans.

ARTICLE VIII

NON-U.S. EMPLOYEES

PayPal Group Employees and Former PayPal Group Employees who are residents outside of the United States or otherwise are subject to non-U.S. Law and their related benefits and Liabilities shall be treated in the same manner as the PayPal Group Employees and Former PayPal Group Employees, respectively, who are residents of the United States and are not subject to non-U.S. Law. Notwithstanding anything in this Agreement to the contrary, all actions taken with respect to non-U.S. Employees or U.S. Employees working in non-U.S. jurisdictions, including any action under a Benefit Plan, shall be subject to and accomplished in accordance with applicable Law in the custom of the applicable jurisdictions and PayPal may make such changes, modifications or amendments to the PayPal Benefit Plans as may be required by applicable Law, vendor limitations or as are necessary to reflect the Separation.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Employee Records.

(a) Sharing of Information. Subject to and in compliance with any limitations imposed by applicable Law, eBay and PayPal (acting directly or through members of the eBay Group or the PayPal Group, respectively) shall provide to the other and their respective authorized agents and vendors all information necessary (including information for purposes of determining benefit eligibility, participation, vesting and calculation of benefits) on a timely basis under the circumstances for the parties to perform their respective duties under this Agreement. To the extent that such information is maintained by a third party vendor, each party shall use its commercially reasonable best efforts to require the third party vendor to provide the necessary information and assist in resolving discrepancies or obtaining missing data.

(b) Transfer of Personnel Records and Authorization. Subject to and in compliance with any limitation imposed by applicable Law and to the extent that it has not done so before the Effective Time, eBay shall transfer to PayPal any and all employment records (including any Form I-9, Form W-2 or other IRS and relevant tax forms applicable in any non-U.S. jurisdiction) with respect to PayPal Group Employees and Former PayPal Group Employees and other records reasonably required by PayPal to enable PayPal properly to carry out its obligations under this Agreement. Subject to and in compliance with any limitation imposed by applicable Law and to the extent that it has not done so before the Effective Time, PayPal shall transfer to

eBay any and all employment records (including any Form I-9, Form W-2 or other IRS and relevant tax forms applicable in any non-U.S. jurisdiction) with respect to eBay Group Employees and Former eBay Group Employees and other records reasonably required by eBay to enable eBay properly to carry out its obligations under this Agreement. The transfer of records generally shall occur as soon as administratively practicable at or after the Effective Time. Each Party will permit the other Party reasonable access to Employee records, to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder.

(c) Access to Records. To the extent not inconsistent with this Agreement, the Separation and Distribution Agreement or any applicable privacy protection Laws or regulations, reasonable access to Employee-related and benefit plan-related records after the Effective Time will be provided to members of the eBay Group and members of the PayPal Group pursuant to the terms and conditions of Article VI of the Separation and Distribution Agreement.

(d) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, eBay and PayPal shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying Party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

(e) Cooperation. Each Party shall use commercially reasonable efforts to cooperate and work together to unify, consolidate and share (to the extent permissible under applicable privacy/data protection laws) all relevant documents, resolutions, government filings, data, payroll, employment and benefit plan information on regular timetables and cooperate as needed with respect to (i) any claims or reasonable inquiry under or audit of or litigation with respect to any employee benefit plan, policy or arrangement contemplated by this Agreement, (ii) efforts to seek a determination letter, private letter ruling or advisory opinion from the IRS or U.S. Department of Labor, or other comparable non-U.S. letter, ruling or opinion from any other Governmental Authority as applicable, in any such case on behalf of any employee benefit plan, policy or arrangement contemplated by this Agreement, (iii) any filings that are required to be made or supplemented to the IRS, U.S. Pension Benefit Guaranty Corporation, U.S. Department of Labor or any other Governmental Authority and (iv) any audits by a Governmental Authority or corrective actions in either case, relating to any Benefit Plan, labor or payroll practices, and (v) reconciliation and administration of post-closing compensation, benefit, employment, and payroll issues; provided, however, that requests for cooperation must be reasonable and not interfere with daily business operations.

(f) Confidentiality. Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Employees to be shared or transferred pursuant to this Agreement shall be subject to Section 6.9 of the Separation and Distribution Agreement and the requirements of applicable Law.

(g) Interaction with Other Agreements. To the extent not inconsistent with this Agreement or any applicable privacy protection Laws or regulations, the foregoing rights and obligations of this Section 9.01 shall be in addition to any similar or related rights and obligations that may be provided or applicable to members of the eBay Group or members of the PayPal Group, as applicable, under the Separation and Distribution Agreement, Tax Matters Agreement and/or Intellectual Property Matters Agreement, if and as applicable.

Section 9.02. Preservation of Rights to Amend. The rights of each member of the eBay Group and each member of the PayPal Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 9.03. Fiduciary Matters. eBay and PayPal each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (which determination may include, but shall not be required to be, based on advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 9.04. Further Assurances. Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 9.05. Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

(b) This Agreement, the Separation and Distribution Agreement and the Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. eBay represents on behalf of itself and, to the extent applicable, each other member of the eBay Group, and PayPal represents on behalf of itself and, to the extent applicable, each other member of the PayPal Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(c) Each Party acknowledges that it and each other Party is executing this Agreement by facsimile, stamp or mechanical signature and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 9.06. Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, irrespective of the choice of Laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 9.07. Assignability. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party. Notwithstanding the foregoing, no such consent will be required for (i) the assignment of a Party’s rights and obligations under this Agreement in whole or in part to any of its Subsidiaries; provided, that no such assignment shall release such Party from any liability or obligation under this Agreement; or (ii) the assignment of a Party’s rights and obligations under this in whole (i.e., the assignment of a party’s rights and obligations under this Agreement, the Separation and Distribution Agreement and all Ancillary Agreements all at the same time) in connection with a change of control of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant party thereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party. Nothing herein is intended to, or will be construed to, prohibit either Party or any member of its Group from being party to or undertaking a change of control.

Section 9.08. Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any other Person except the Parties any rights or remedies hereunder. There are no third-party beneficiaries of this Agreement and this Agreement shall not provide any other third person with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, independent contractor, consultant, alternative workforce (AWF) individual or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement.

Section 9.09. Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing, together with a copy by electronic mail (which shall not constitute notice) and shall be given or made (and shall be deemed to have been duly given or made upon acknowledgement of receipt) by delivery in person, by overnight courier service, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.09):

If to eBay, to:

eBay Inc.

2065 Hamilton Avenue

San Jose, California 95125

Attention: General Counsel

Facsimile: [●]

Email: [●]

If to PayPal, to:

PayPal Holdings, Inc.

2211 North First Street

San Jose, California 95131

Attention: General Counsel

Facsimile: [●]

Email: [●]

A Party may, by notice to the other Party, change the address to which such notices are to be given.

Section 9.10. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 9.11. Force Majeure. No Party shall be deemed in default of this Agreement or, unless otherwise expressly provided therein, any Ancillary Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance of such obligation (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement and the Ancillary Agreements, as applicable, as soon as reasonably practicable.

Section 9.12. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13. Survival of Covenants. Except as expressly set forth in this Agreement, the covenants, representations and warranties and other agreements contained in this Agreement, and Liability for the breach of any obligations contained herein, shall survive the Separation and the Distribution and shall remain in full force and effect in accordance with its terms.

Section 9.14. Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.15. Dispute Resolution. The dispute resolution procedures set forth in Article VII of the Separation and Distribution Agreement shall apply to any dispute, controversy or claim arising out of or relating to this Agreement.

Section 9.16. Specific Performance. Subject to Article VII of the Separation and Distribution Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights or their rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the Parties.

Section 9.17. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 9.18. Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement; (c) Article, Section, Schedule, Exhibit, and Appendix references are to the Articles, Sections, Schedules, Exhibits, and Appendices to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in the United States or San Jose, California; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (j) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to [●], 2015.

Section 9.19. Limitations of Liability. Notwithstanding anything in this Agreement to the contrary, neither PayPal or any member of the PayPal Group, on the one hand, nor eBay or any member of the eBay Group, on the other hand, shall be liable under this Agreement to the other for any indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of the other arising in connection with the transactions contemplated hereby (other than any such Liability with respect to a Third-Party Claim).

Section 9.20. Mutual Drafting. This Agreement shall be deemed to be the joint work product of both Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable to this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

[●]

By:
Name:
Title:

[●]

By:
Name:
Title: